Exhibit 99.2

                             JOINT FILER INFORMATION

Names: Alfred C. Eckert III and Richard M. Hayden

Address: 500 Campus Drive
         Suite 220
         Florham Park, NJ 07932

Designated Filer: GSC Recovery IIA GP, L.P.

Date of Event Requiring Statement: October 20, 2008

Issuer and Ticker Symbol: International Wire Group, Inc. (N/A)



                               By: /s/ Alfred C. Eckert III
                                   ------------------------
                                   As Attorney-in-Fact*


                               By: /s/ Richard M. Hayden
                                   ------------------------
                                   As Attorney-in-Fact*


*Attorneys-in-Fact under Power of Attorney, dated January 4, 2002 (attached as
Exhibit 24 of this filing).